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                                                                   EXHIBIT 10.22

                                                                     [EXECUTION]

                          PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT ("Pledge Agreement"), dated March 22, 2002, is by LITTLE SWITZERLAND, INC., a Delaware corporation ("Pledgor"), with an office at 161-B Crown Bay, St. Thomas, United States Virgin Islands 00802, to and in favor of CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation ("Pledgee"), having an office at 777 Brickell Avenue, Miami, Florida 33131.

                              W I T N E S S E T H:

     WHEREAS, Pledgor is now the direct and beneficial owner of all of the issued and outstanding shares of capital stock of L.S. Wholesale, Inc., a Massachusetts corporation, LS Holding, Inc., a United States Virgin Islands corporation and L.S. Holding (Florida), Inc., a Florida corporation (each an "Issuer" and collectively "Issuers"), as described on Exhibit A annexed hereto and made a part hereof (the "Pledged Securities");

     WHEREAS, Issuers and Pledgee have entered into or are about to enter into financing arrangements pursuant to which Pledgee may make loans and advances and provide other financial accommodations to Issuers as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Issuers, Pledgor and Pledgee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"; all capitalized terms used herein and not otherwise defined herein shall have their meanings as set forth in the Loan Agreement), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, the Guarantee (as hereinafter defined) and this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, Pledgor has absolutely and unconditionally guaranteed the payment and performance of the Obligations (as hereinafter defined) as set forth in the Guarantee, dated of even date herewith, by Pledgor in favor of Pledgee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Guarantee"); and

     WHEREAS, in order to induce Pledgee to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Issuers pursuant thereto, Pledgor has agreed to secure the payment and performance of the Obligations and to accomplish same by
(i) executing and delivering to Pledgee this Pledge Agreement, (ii) delivering to Pledgee the Pledged Securities which are registered in the name of Pledgor, together with appropriate stock powers duly executed in blank by Pledgor, and
(iii) delivering to Pledgee any and all other documents which Pledgee deems

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necessary to protect Pledgee's interests hereunder.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

     1. GRANT OF SECURITY INTEREST

     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations, Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee a security interest in and lien upon: (a) the Pledged Securities, together with all cash dividends, stock dividends, interests, profits, redemptions, warrants, subscription rights, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by any Issuer or which may hereafter be delivered to the possession of Pledgor or Pledgee with respect thereto, (b) Pledgor's records with respect to the foregoing, and (c) the proceeds of all of the foregoing (all of the foregoing being collectively referred to herein as the "Pledged Property").

     2. OBLIGATIONS SECURED

     The security interest, lien and other interests granted to Pledgee pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Issuer or Pledgor to Pledgee and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Pledge Agreement, the Guarantee, the Loan Agreement or the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Pledgor or any Issuer under the United States Bankruptcy Code or any similar statute or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect, whether at law or in equity (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Pledgee (all of the foregoing being collectively referred to herein as the "Obligations").

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS

     Pledgor hereby represents, warrants and covenants with and to Pledgee the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

     (a) The Pledged Securities are duly authorized, validly issued, fully paid and non-assessable capital stock of each Issuer and constitute Pledgor's entire interest in LS

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Wholesale, Inc. and LS Holding (Florida), Inc. and approximately sixty-five
(65%) percent of Pledgor's entire interest in LS Holding, Inc. and are not registered, nor has Pledgor authorized the registration thereof, in the name of any person or entity other than Pledgor or Pledgee.

     (b) The Pledged Property is directly, legally and beneficially owned by Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge and security interest in favor of Pledgee and the pledges and security interests permitted under the Loan Agreement.

     (c) The Pledged Property is not subject to any restrictions relative to the transfer thereof and Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions, subject to pledges and security interests permitted under Section 9.8 of the Loan Agreement.

     (d) The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.

     (e) Pledgor authorizes Pledgee to: (i) store, deposit and safeguard the Pledged Property, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or Pledgee's security interest therein, including, without limitation, from and after the occurrence of an Event of Default transferring, registering or arranging for the transfer or registration of the Pledged Property to or in Pledgee's own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Pledgee in good faith deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee's possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.

     (f) If Pledgor shall become entitled to receive or acquire, or shall receive any stock certificate, or option or right with respect to the stock of any Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise, Pledgor agrees to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof, as further security for the Obligations.

     (g) In the event that as a result of a change in law, a change in the financial condition of the Issuers or Pledgor, as the case may be, or otherwise, Issuers and/or Pledgor, as the case may be, shall not have any material tax liability pursuant to any applicable statute in any applicable jurisdiction as a direct result of pledging more than 65% of the voting stock in LS Holding, Inc.,

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Pledgor shall promptly take or cause to be taken all such further acts as are necessary in order that 100% (or such lesser percentage as will not result in any such material tax liability) of such voting stock in LS Holding, Inc. be deemed Pledged Property hereunder and otherwise subject to a perfected lien in favor of Pledgee.

     (h) Except as permitted by Section 9.7 of the Loan Agreement, Pledgor shall not, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property.

     (i) So long as no Event of Default (as hereinafter defined) has occurred and is continuing Pledgor shall have the right to vote and exercise all corporate rights with respect to the Pledged Securities, except as expressly prohibited herein, and to receive any cash dividends payable in respect of the Pledged Securities.

     (j) Pledgor shall not permit any Issuer, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of such Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of such Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property subject to the pledge and security interest granted herein.

     (k) Pledgor shall pay all charges and assessments of any nature against the Pledged Property or with respect thereto prior to said charges and/or assessments being delinquent, except to the extent Pledgee is in good faith contesting any such charges and/or assessments and with respect to which adequate reserves have been set aside on Pledgor's books, PROVIDED, THAT, such failure to pay such charges and/or assessments does not have, or is not reasonably likely to result in, a Material Adverse Effect.

     (l) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee in its good faith discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of Pledgee's rights hereunder, including, without limitation, reasonable attorneys' fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

     (m) Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning Issuers and the Pledged Property as Pledgee may from time to time reasonably request in good faith, including, without limitation, current financial statements.

     (n) Pledgee may notify any Issuer or the appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

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     (o) Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations,
(iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

     4. EVENTS OF DEFAULT

     All Obligations shall become immediately due and payable, without notice or demand, at the option of Pledgee, upon the occurrence of any Event of Default, as such term is defined in the Loan Agreement (each an "Event of Default" hereunder).

     5. RIGHTS AND REMEDIES

     At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder:

     (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Issuers (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities in the name of Pledgee or in the name of Pledgee's nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Securities and other Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities or other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and other Pledged Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

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     (b) In addition to all the rights and remedies of a secured party under the
Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys' fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615(a)(3) of the Uniform Commercial Code, with Pledgor to be and remain liable for any deficiency. Pledgor shall be liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the then applicable rate set forth in the Loan Agreement, and any reasonable attorneys' fees and legal expenses. Pledgor agrees that five (5) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

     (c) Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit any Issuer, even if such Issuer would agree, to register such Pledged Property for public sale under such applicable securities laws. Pledgor agrees that any private sales made under the foregoing circumstances

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shall be deemed to have been in a commercially reasonable manner.

     (d) All of Pledgee's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

     6. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     (a) The validity, interpretation and enforcement of this Pledge Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of law).

     (b) Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of the Circuit Court of Miami-Dade County, Florida and the United States District Court for the Southern District of Florida, as Pledgee may elect, and waives any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Pledge Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against Pledgor or its property).

     (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

     (d) PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF

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PLEDGOR AND PLEDGEE IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER
FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.

     7. MISCELLANEOUS

     (a) Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may in good faith request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder.

     (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee's nominee, agent or bailee) Pledgee or Pledgee's nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor or foreclosure with respect thereto.

     (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, two (2) business days after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to Pledgor:        Little Switzerland, Inc.

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                               161-B Crown Bay
                               St. Thomas, United States Virgin Islands 00802
                               Attention: Chief Financial Officer
                               Telephone No.: 340-776-2010
                               Telecopy No.: 340-774-9900

         If to Pledgee         Congress Financial Corporation (Florida)
                               777 Brickell Avenue
                               Miami, Florida 33131
                               Attention: Portfolio Manager - Little Switzerland
                               Telephone No.: 305-371-6671
                               Telecopy No.: 305-371-9456

     (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Pledgee and Issuers pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Pledge Agreement" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7(g) hereof. All references to the term "Person" or "Persons" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

     (e) This Pledge Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

     (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any

                                       -9-
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right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

     (h) This Pledge Agreement (i) may be executed in separate counterparts, each of which taken together shall constitute one and the same instrument and
(ii) may be executed and delivered by telecopier with the same force and effect as if it were as a manually executed and delivered counterpart.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

                                              LITTLE SWITZERLAND, INC.

                                              By:
                                                  --------------------------

                                              Title: Chief Financial Officer

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                                    EXHIBIT A
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

     ISSUER                    CERTIFICATE NO.   NO. OF SHARES   PERCENTAGE
L.S. Wholesale, Inc.                 2                   1,000   100%

LS Holding, Inc.                     2                      65    65%

L.S. Holding (Florida), Inc.         1                     100   100%